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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                                   reported):

                                 March 29, 1996

                             EQUIVEST FINANCE, INC.

             (Exact Name of registrant as specified in its charter)

     Florida                        0-18201                    5-23465270
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                 Two Clinton Square, Syracuse, New York           13202
                   (Address of principal executive offices)

                                (315) 422-9000
              Registrant's telephone number, including area code

              7777 Davie Road Extension, Hollywood, Florida 33024
          (Former name or former address, if changed since last report)


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Item 3.                    Bankruptcy or Receivership.

                  On March 29, 1996, The Bennett Funding Group, Inc. ("BFG") and Bennett Management & Development Corp. ("BMDC") and several of their respective affiliates filed voluntary petitions (the "Petitions") for reorganization (as to BFG and BMDC, Case Nos. 96-61376 and 96-61379, respectively) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of New York. BFG and BMDC together own approximately 86% of the common stock, par value $.05 per share (the "Common Stock"), of Equivest Finance, Inc. (the "Registrant"), after giving effect to the conversion of the Registrant's Convertible Preferred Stock, par value $3.00 per share. On April 18, 1996, the Department of Justice appointed, and the Bankruptcy Court approved the Hon. Richard C. Breeden as the trustee in bankruptcy (the "Trustee") for BFG and BMDC and various affiliated companies.

                  The Petitions were filed after (i) the Securities and Exchange Commission filed a civil complaint (the "Civil Complaint") in the United States District Court for the Southern District of New York (the "Court") against BFG, BMDC, Bennett Receivables Corporation, Bennett Receivables Corporation - II and Patrick R. Bennett, the Chief Financial Officer of BFG (No. 96 Civ. 2237 (JES)), alleging numerous violations of the anti-fraud provisions of the federal securities laws based in part on allegations of sales of fictitious leases, fraudulent misrepresentations to investors in private placements of debt securities and misappropriation of corporate assets and (ii) the United States Attorney for the Southern District of New York filed a criminal complaint (the "Criminal Complaint") in the Court against Patrick Bennett alleging criminal violations of the anti-fraud provisions of the federal securities laws and perjury.

                  Resort Funding, Inc. ("Resort Funding"; formerly known as Bennett Funding International, Ltd.), the Registrant's sole operating business, was acquired from BFG in February 1996. Resort Funding has been operated independently of the operations of BFG and BMDC that are the subject of the allegations in the Civil Complaint, and it has realized net profits in each of the last two fiscal years. Nevertheless, uncertainties surrounding the Petitions,(1) the Civil complaint, the Criminal Complaint and

--------
(1) One of the bankrupt Bennett entities is Resort Service Company, Inc. ("RSC"), which at an earlier time was once known as "Resort Funding", Inc. Though the previous name of RSC was identical to the current name of Resort Funding, these at all times have been entirely separate corporate entities, and there is no connection between RSC and the company now known as Resort Funding. Because of the prior use by RSC of the Resort Funding name, a certain level of confusion has resulted due to erroneous press reports that

                                                       (continued...)



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                                                                              3

whether the Trustee would challenge the February 1996 acquisition have made it unclear whether the Registrant and Resort Funding can continue to obtain the funds needed to operate its resort timeshare finance business. Since the filing of the Petitions, the Registrant has been making efforts to address these concerns.

                  On March 4, 1997, the Registrant announced that the Trustee had advised the Registrant that he does not intend to challenge the February 1996 transaction pursuant to which the Registrant acquired Resort Funding.

                  Resort Funding owes BFG approximately $24 million pursuant to two promissory notes, which originally were structured as demand instruments. The United States Bankruptcy Court for the Northern District of New York recently approved a petition of the Trustee to exchange new notes for the original demand notes. The new notes will have the same terms as the demand notes, except that absent an event of default as defined therein the principal amount of the new notes may not be called before January 15, 1998.

                  The Registrant, in December 1996, completed renegotiation of Resort Funding's 8% Notes Due 1995. As part of the renegotiation, Resort Funding exchanged the 8% Notes Due 1995 for 8% Notes Due 1998.

                  In addition, Resort Funding recently completed closings on a number of loans received from banks as part of settlements of litigation between such banks and the Trustee on behalf of BFG and Aloha Capital Corporation, another Bennett Company now in bankruptcy proceedings. Under the terms of these settlements the banks extended new loans to Resort Funding. Over time, these loan arrangements can provide funds to Resort Funding to finance its vacation interval lending activities at an effective interest cost to Resort Funding of approximately 4% per annum for periods of up to 7 years. To date, the banks have agreed to lend more than $21 million to Resort Funding as part of these arrangements of which approximately $9 million is now available to Resort Funding and the remainder of which will become available over approximately the next 3 years.

Item 4.                    Changes in Registrant's Certifying Accountant

                  On April 5, 1996, the Registrant received a letter from Puritz & Weintraub, the Registrant's independent accountants, stating that such firm was resigning as the Registrant's auditor effective as of the date of such letter. The opinions of Puritz & Weintraub with respect to the financial statements of the


(1)(...continued)

the current Resort Funding has filed for bankruptcy protection.




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Registrant for the periods ended August 31, 1994 and 1995 and December 31, 1995 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, nor has there been any disagreement as to any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure during the Registrant's two most recent fiscal years or any subsequent interim period.

                  On March 29, 1996, Mahoney Cohen Rashba & Pokart, CPA, PC ("Mahoney Cohen") sent a letter to BFG resigning as BFG's auditor and withdrawing its reports on all financial statements of BFG and its related entities including Resort Funding. A copy of the letter is annexed hereto as
Exhibit 1 and incorporated herein by reference. In the letter, Mahoney Cohen stated that such financial statements were based on, among other things, information supplied by Patrick Bennett and, in light of the allegations in the Civil Complaint, including allegations that Mr. Bennett had provided Mahoney Cohen with false and materially misleading information relating to BFG and BMDC, Mahoney Cohen had no choice but to withdraw its reports on such financial statements.

                  Although there were no allegations in the Civil Complaint that Mr. Bennett had provided false or materially misleading information regarding Resort Funding to Mahoney Cohen in connection with its reports on Resort Funding's financial statements, Mahoney Cohen nevertheless subsequently confirmed that its letter of resignation and withdrawal covered reports on financial statements of Resort Funding (formerly known as Bennett Funding International, Ltd.), as well. Prior to such resignation and withdrawal of reports, Resort Funding had had no disagreements with Mahoney Cohen as to any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, and Mahoney Cohen's reports on its financial statements did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                  Such resignations were not recommended or approved by the Registrant's board of directors or any audit or other committee thereof. The Registrant has requested that Puritz & Weintraub and Mahoney Cohen state by letter whether they agree or disagree with the statements herein relating to their respective resignations. Such letter responses will be filed by amendment to this Report on Form 8-K.

                  On January 24, 1997, Firley, Moran, Freer & Eassa, P.C. was appointed by the Registrant as its independent accounting firm.

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Item 5.                    Other Events

                  On March 29, 1996, the NASDAQ Stock Market, Inc. advised the Registrant that, in light of the Civil Complaint, the Registrant's request for relisting on The NASDAQ Stock Market was being denied at that time.

Item 7.                    Financial Statements and Exhibits

                  (c) Exhibits.

                  The following exhibits are being filed herewith:

                  1. Letter dated March 29, 1996 from Mahoney Cohen Rashba & Pokart, CPA, PC to The Bennett Funding Group, Inc. et al.


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                                   SIGNATURES

                  Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

                                                  EQUIVEST FINANCE, INC.

                                                 By: /s/ Thomas J. Hamel
                                                     -------------------
                                                     Thomas J. Hamel, Director
Dated: March 10, 1997



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                                  EXHIBIT INDEX

Exhibit
Number            Description                                    Page No.
-------           -----------                                    --------
1                 Letter dated March 29, 1996 from Mahoney
                  Cohen Rashba & Pokart, CPA, PC to The Bennett
                  Funding Group, Inc. et al.
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